Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121098) of Kyocera Corporation of our report dated June 29, 2010 relating to our audit of the financial statements and supplemental schedules of KMA Retirement Plan included in this Form 11-K for the year ended December 31, 2009.

/s/ EISNER LLP
EISNER LLP

Florham Park, New Jersey
June 29, 2010